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                                                                     Exhibit 4.7

No. W-1                             Number of Shares Subject to Warrant: 200,000



          VOID AFTER 5:00 P.M. EASTERN DAYLIGHT TIME ON JUNE 30, 2002.



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                          AVIATION HOLDINGS GROUP, INC.


THIS IS TO CERTIFY, that for value received, The D.A.R. Group, Inc. ("Holder") is entitled to purchase, subject to the provisions of this Warrant from Aviation Holdings Group, Inc., a Delaware corporation ("Company"), 200,000 shares of Common Stock, $.001 par value, of the Company ("Common Stock"), at an exercise price per share equal to $4.50, at any time during the period beginning June 1, 1999 (the "Commencement Date") and ending at 5:00 p.m. Philadelphia, Pennsylvania time on June 30, 2002 (the "Termination Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

                  (a) Exercise of Warrant. Subject to the provisions of Section
(h) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the Commencement Date until the Termination Date or, if either such day is a day on which banking institutions in the State of Delaware are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise price for the number of shares specified in such form in lawful money of the United States of America in cash or by official bank or certified check made payable to Aviation Holdings Group, Inc. If this Warrant shall be exercised in part only, the Company shall upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and together with payment of the Exercise Price in the manner provided herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock or other securities issuable upon such exercise, provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books






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for the Common Stock or such other securities shall be closed, the certificates for the shares or other securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date, the Company shall be under no duty to deliver any certificate for such shares or other securities and the Holder shall not be deemed to have become a holder of record of such shares or the owners of such other securities.

                  (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                  (c) Fractional Shares. The Company shall not be required to issue fractions of shares on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company will (i) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (ii) if the fraction of a share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the holder is otherwise entitled.

                  (d) Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section (h), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder thereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

                  (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to

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any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant are not enforceable against the Company except to the extent set forth herein.

                  (f) Anti-Dilution Provisions. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

                  (i) In the case of the Company issuing Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its Common Stock into a greater number of outstanding shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or be subject to such subdivision or contraction, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such dividend, subdivision or contraction, by (B) the number of shares of Common Stock outstanding immediately after such dividend, subdivision or contraction.

                  (ii) If any capital reorganization or reclassification of the capital stock of the Company (other than as set forth in subsection (i) of this section (f)), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrants (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation purchasing such

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assets shall assume, by written instrument, the obligation to deliver to the
Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                           (iii) Upon such adjustment of the Exercise Price
pursuant to subsection (i) of this Section (f), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                           (iv) Irrespective of any adjustments of the number or
kind of securities issuable upon exercise of warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar Warrants previously issued.

                           (v) The Company may, at its sole option, retain the
independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (f), and a certificate sighed by such firm shall be conclusive evidence of any computation made under this Section (f).

                           (vi) Whenever there is an adjustment in the Exercise
Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this Section (f), the Company shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the board of the President or Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be sent to each registered holder of a Warrant.

                           (vii) The Exercise Price and the number of shares
issuable upon exercise of a Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (f).

                           (viii) The Board of Directors of the Company may,
without the prior consent of the Holder, reduce the Exercise Price or increase the number of shares of Common Stock or other securities issuable upon exercise of the Warrant.

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                           (ix) No adjustment of the Exercise Price shall be
made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price

                  (g)      Redemption

                           (i) The Company shall have the right, upon thirty
(30) days written notice, to call this Warrant for redemption, in whole or in part at a call price of $.05 per Warrant Share upon the occurrence of both of the following events: (a) the listing of the Company's shares of Common Stock on a securities exchange and (b) the Company's Common Stock trading in excess of $5.25 per share for a ten day period.

                           (ii) In the event the Company shall desire to
exercise its right to so redeem the Warrants, it shall mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrants. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                           (iii) The notice of redemption shall specify (a) the
redemption price; (b) the date fixed for redemption; (c) the place where the Warrant Certificates shall be delivered and the redemption price paid; and (d) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Eastern Daylight Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of any agent of the company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any document evidencing hand delivery to the Holder at the Holder's address such as a signed receipt of acceptance of the notice, or affidavit of the person making the hand delivery and any document evidencing delivery by U.S. Mail to Holder's address such as a certified mail receipt. shall be conclusive evidence of delivery of notice to Holder.

                  (iv) Any right to exercise a Warrant shall terminate at 5:00 p.m. (Eastern Daylight Time) on the business day immediately preceding the Redemption Date. On or after the

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Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                  (v) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant certificates, except the right to receive payment of the redemption price shall cease.

                  (h) Transfer to Company with the Securities Act of 1933 and Other Applicable Securities Laws. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of unless the Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company that this Warrant or the Warrant Shares may be legally transferred without violating the Act and any other applicable securities laws and then, if such opinion states that certificates representing the Warrants or

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Warrants Shares being transferred shall be required to bear a legend restricting further transfer only against receipt of an agreement of the transferee to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities.

                                                   AVIATION HOLDINGS GROUP, INC.



                                                     BY:/s/ Joseph J. Nelson
                                                        --------------------

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINIOIN OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACTOF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER.

PURSUANT TO SECTION 203(d) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 AND TO THE EXTENT, IF ANY, REQUIRED THEREBY, THE PURCHASER OF THIS SECURITY WHICH IS A RESIDENT OF THE COMMONWEALTH OF PENNSYLVANIA HEREBY AGREES NOT TO SELL THIS SECURITY WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE.



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                                  PURCHASE FORM
                                  --------------

                                           Dated:_________________________, ____

         The Undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________________ shares of Common Stock and hereby makes payment of $__________________ in payment of the Exercise Price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name: __________________________________________________________________________
      [Please typewrite or print]

Address:________________________________________________________________________

________________________________________________________________________________

Social Security or Tax I.D. Number:_____________________________________________

Signature:______________________________________________________________________


                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto:

Name: ________________________________________________________________________
      [Please typewrite or print]

Address:______________________________________________________________________

________________________________________________________________________________

Social Security or Tax I.D. Number:_____________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________, Attorney to transfer the Shares on the books of the Company with full power of substitution in _________________________________ the premises.

__________________________________                          ____________________
Signature                                                   Date


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